                                                                      EXHIBIT 11

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                THREE MONTH PERIOD ENDED
                                                            SIX MONTH PERIOD            MARCH 31,
                                             YEAR ENDED           ENDED         -------------------------
                                            JUNE 30, 1995   DECEMBER 31, 1995      1995          1996
                                            -------------   -----------------   -----------   -----------
                                             (COMBINED)        (COMBINED)       (UNAUDITED)   (UNAUDITED)
Historical:
  Weighted average common shares
     outstanding..........................      3,671,508        3,966,666        3,428,409     3,967,124
                                             ============      ===========      ===========   ===========
  Net loss................................   $ (2,358,951)     $  (236,397)     $(1,350,483)  $(2,269,983)
                                             ============      ===========      ===========   ===========
  Net loss per share......................   $       (.64)     $      (.06)     $      (.39)  $      (.57)
                                             ============      ===========      ===========   ===========
Pro Forma:
  Weighted average common shares
     outstanding..........................      3,671,508        3,966,666        3,428,409     3,967,124

  Net effect of dilutive stock options....         32,111          370,218          370,218       370,061
                                             ------------      -----------      -----------   -----------
  Total...................................      3,703,619        4,336,884        3,798,627     4,337,185
                                             ============      ===========      ===========   ===========
  Net loss................................   $ (2,358,951)     $  (236,397)     $(1,350,483)  $(2,269,983)
                                             ============      ===========      ===========   ===========
  Pro forma net loss per share............   $       (.64)     $      (.05)     $      (.36)  $      (.52)
                                             ============      ===========      ===========   ===========
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